                                                                     EXHIBIT 7.1

                                                                  EXECUTION COPY

================================================================================

                               RUSSEL METALS INC.

                               6-3/8% SENIOR NOTES
                                DUE MARCH 1, 2014

                        -------------------------------

                                    INDENTURE

                          Dated as of February 20, 2004

                        -------------------------------

                         U.S. Bank National Association

                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

Trust Indenture
  Act Section                                                                               Indenture Section
310(a)(1).......................................................................                   7.10
   (a)(2).......................................................................                   7.10
   (a)(3).......................................................................                   N.A.
   (a)(4).......................................................................                   N.A.
   (a)(5).......................................................................                   7.10
   (b)..........................................................................                   7.10
   (c)..........................................................................                   N.A.
311(a)..........................................................................                   7.11
   (b)..........................................................................                   7.11
   (c)..........................................................................                   N.A.
312(a)..........................................................................                   2.05
   (b)..........................................................................                  12.03
   (c)..........................................................................                  12.03
313(a)..........................................................................                   7.06
   (b)(1).......................................................................                   N.A.
   (b)(2).......................................................................                   7.07
   (c)..........................................................................                7.06;12.02
   (d)..........................................................................                   7.06
314(a)..........................................................................                4.03;12.02
   (b)..........................................................................                   N.A.
   (c)(1).......................................................................                  12.04
   (c)(2).......................................................................                  12.04
   (c)(3).......................................................................                   N.A.
   (d)..........................................................................                   N.A.
   (e)..........................................................................                  12.05
   (f)..........................................................................                   N.A.
315(a)..........................................................................                   7.01
   (b)..........................................................................                7.05;12.02
   (c)..........................................................................                   7.01
   (d)..........................................................................                   7.01
   (e)..........................................................................                   6.14
316(a)(last sentence)...........................................................                   2.09
   (a)(1)(A)....................................................................                   6.05
   (a)(1)(B)....................................................................                   6.04
   (a)(2).......................................................................                   N.A.
   (b)..........................................................................                   6.07
   (c)..........................................................................                2.12; 9.04
317(a)(1).......................................................................                   6.08
   (a)(2).......................................................................                   6.12
   (b)..........................................................................                   2.04
318(a)..........................................................................                  12.01
   (b)..........................................................................                   N.A.
   (c)..........................................................................                  12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

         INDENTURE dated as of February 20, 2004 between Russel Metals Inc., a corporation existing under the laws of Canada (the "Company") and U.S. Bank National Association, as Trustee.

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6-3/8% Senior Notes due 2014 (the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Accounts Receivable" of a Person means the Receivables of such Person arising in the ordinary course of business from the sale of products or the provision of services by such Person.

         "Additional Notes" means Notes other than the Initial Notes issued under this Indenture in accordance with Section 2.02 and Section 4.06, as part of the same class as the Initial Notes.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Allocable Excess Proceeds" shall mean the product of:

                  (i)      the Excess Proceeds and

                  (ii)     a fraction,

                           (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Offer to Purchase; and

                           (2) the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Offer to Purchase and the aggregate principal amount of other Debt of the Company outstanding on the date of the Offer to Purchase that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset dispositions similar in all material respects to
                           Section 4.11 and requiring the Company or a Restricted Subsidiary to make an offer to repurchase such Debt at substantially the same time as the Offer to Purchase.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of:

                  (1) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person;

                  (2) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business; or

                  (3) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business; provided, however, in each of the foregoing instances, that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to US$2.0 million or more.

                  The term "Asset Disposition" shall not include:

                  (1) a simultaneous exchange by the Company or a Restricted Subsidiary of equipment, inventory or other materials related to the Company's metals business, provided that the materials received by the Company or a Restricted Subsidiary have at least substantially equal fair market value to the Company or a Restricted Subsidiary (as determined by the Board of Directors evidenced by a Board resolution filed with the Trustee);

                  (2) an Investment that is excluded from the definition of Restricted Payment under clause 4.07(c);

                  (3) a Restricted Payment that is made in compliance with clause 4.07(f)(viii);

                  (4) a sale of receivables in connection with a Qualified Securitization Transaction;

                  (5) any disposition of Capital Stock or assets of, or any other Investment in, any Unrestricted Subsidiary;

                  (6) any disposition of properties and assets of the Company or any Restricted Subsidiary that is governed under and complies with the first paragraph of Section 5.01;

                  (7) the designation of any Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary, in either case in compliance with the applicable provisions of this Indenture; or

                  (8) the assets recorded as assets of discontinued operations in note 3 to the audited consolidated balance sheet of the Company as of December 31, 2003.

         "Attributable Debt" means, with respect to any Sale-Leaseback Transaction, to the extent not otherwise included in the definition of Debt, as at the time of determination thereof, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lesser of (a) the Notes and (b) (i) the lease included in the Sale-Leaseback Transaction and (ii) any other existing lease previously included in a Sale-Leaseback Transaction pursuant to which the Company or a Restricted Subsidiary is the lessee thereunder and, in the case of either the preceding clause (i) or (ii), including any period for which any such lease has been extended.

         "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. "Attributable Value" means, as to a Capital Lease Obligation, the capitalized amount thereof that would appear on the face of a balance sheet in accordance with generally accepted accounting principles.

         "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar United States federal or state law or Canadian federal or provincial law for the relief of debtors.

         "Board of Directors" means, as to any Person, the board of directors of such Person and any duly authorized committee thereof.

         "Borrowing Base" of any Person means an amount equal to the sum of (a) 85% of (i) the net book value (after allowance for doubtful accounts) of the Accounts Receivable of such Person less (ii) the value of any Accounts Receivable of such Person pledged, contributed, sold or otherwise transferred or encumbered pursuant to any Receivables Sale and (b) 60% of the net book value (after applicable write-down for obsolescence, quality problems and the like) of inventories of such Person held in the ordinary course of business (including inventory subject to a Qualified Securitization Transaction), in each case (a) and (b) determined in accordance with generally accepted accounting principles.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Canadian Resale Legend" means the legend set forth in Section 2.06(j)(iii), which is required to be placed on all Notes issued under this Indenture sold in or to a Person in Canada.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         "Change of Control" shall be deemed to have occurred at such time as either:

                  (1) any Person or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Company; or

                  (2) any Person or Group together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company.

         "Clearstream" means Clearstream Banking S.A.

         "Commission" means the United States Securities and Exchange
         Commission.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means Russel Metals Inc., and any and all successors thereto.

         "Company Order" means a written request or order signed in the name of the Company by one or more of its Chairman, Chief Executive Officer, President, Chief Financial Officer, any Vice President, its Treasurer or its Secretary, and delivered to the Trustee.

         "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) other non-cash charges of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, plus
(v), to the extent not otherwise included in clauses (i) to (iv), any costs deducted in computing Consolidated Net Income for such period associated with the sale of the Notes and the application of the proceeds thereof, minus (vi) other non-cash items of the Company and its Restricted Subsidiaries for such period increasing Consolidated Net Income for such period.

         "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (ii) Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt (other than Debt Incurred under a revolving credit facility for working capital purposes in the ordinary course of business) that has been Incurred by the Company or any Restricted Subsidiary since the first day of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if the application or proposed application of the proceeds of such Debt had occurred on the first day of such period and as if any Debt that has been repaid or retired since the first day of such period was repaid or retired as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense and (ii) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means, for any period, the consolidated interest expense included in a consolidated income statement (without deduction of interest income from investments or instruments having a term of greater than 30 days) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

                  (1)      the amortization of Debt discounts;

                  (2) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;

                  (3) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than with respect to Redeemable Stock) declared and paid or payable;

                  (4) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid;

                  (5) interest on Debt guaranteed by the Company and its Restricted Subsidiaries;

                  (6) the portion of any rental obligation allocable to interest expense determined in accordance with generally accepted accounting principles;

                  (7) the face amount of interest payable on any outstanding convertible securities of the Company or its Restricted Subsidiaries; and

                  (8) the amount of all payments charged to shareholders' equity on any "compound financial instrument" (as described under generally accepted accounting principles) paid, accrued or scheduled to be paid or accrued during such period, but excluding any dividends paid on Preferred Stock repaid, repurchased or retired from the proceeds of the sale of the Notes.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom:

                  (1) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction,

                  (2) the net income (or loss) of any Person that is not a Restricted Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary of the Company by such Person during such period,

                  (3) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries,

                  (4)      all extraordinary gains and extraordinary losses,

                  (5) the cumulative effect of changes in accounting principles,

                  (6) non-cash gains or losses resulting from fluctuations in currency exchange rates, and

                  (7) the tax effect of any of the items described in clauses (1) through (6) above;

         provided, however, that solely for the purposes of calculating the Consolidated Cash Flow Coverage Ratio (and in each case, except to the extent already included pursuant to clause (2) above) "Consolidated Net Income" of the Company shall include the amount of all cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided, however, that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with generally accepted accounting principles resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Consolidated Tangible Assets" of any Person means the sum of the Tangible Assets of such Person after eliminating inter-company items, determined on a consolidated basis in accordance with generally accepted accounting principles, including appropriate deductions for any minority interest in Tangible Assets of such Person's Restricted Subsidiaries; provided, however, that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with generally accepted accounting principles resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

         "Credit Facility" or "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, including the Credit Agreement dated December 19, 1995 between the Company and the lenders named therein and other credit facilities of Restricted Subsidiaries existing on the date of this Indenture, in each case as such agreements have or may be amended, renewed, extended, substituted, restated, refinanced, restructured, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, renewals, extensions, substitutions, restatements, refinancings, restructurings, supplements or other modifications of the foregoing), with one or more different borrowers, in one or more different countries, one or more different lenders and different related notes, collateral documents, instruments and agreements executed in connection therewith.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

                  (1)      every obligation of such Person for money borrowed,

                  (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

                  (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (5)      every Capital Lease Obligation of such Person,

                  (6) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (7)      all Redeemable Stock issued by such Person,

                  (8) if such Person is a Restricted Subsidiary, all Preferred Stock issued by such Person,

                  (9) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person, and

                  (10)     every obligation of the type referred to in clauses
         (1) through (9) above of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Subsidiary Guarantor or otherwise;

                  provided, however, that Debt shall not include:

                  (1) obligations of any Person (i) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that any such obligation is extinguished within five days of its Incurrence, (ii) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (iii) under stand-by letters of credit provided in the ordinary course of business to the extent collateralized by cash or cash equivalents; and

                  (2) any liability for federal, provincial, state, local or other taxes.

                  The "amount" or "principal amount" of Debt at any time of determination as used herein represented by:

                  (1) any contingent Debt, shall be the maximum principal amount thereof;

                  (2) any Debt issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles;

                  (3) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly-Owned Restricted Subsidiary) thereof, excluding amounts representative of yield or interest earned on such investment;

                  (4) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof; and

                  (5) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference plus accrued and unpaid dividends in respect thereof, in each case as of such time of determination.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate. Such Officers' Certificate shall state the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash or readily marketable cash equivalents (but only to the extent of the cash or readily marketable cash equivalents received).

         "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" means the notes issued in exchange for, and evidencing the same indebtedness as, the Notes issued on the Issue Date or any Additional Notes pursuant to the Registration Rights Agreement or any similar registration rights agreement with respect to any Additional Notes.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "generally accepted accounting principles" or "GAAP" means, as at any date of determination, generally accepted accounting principles in Canada (unless otherwise indicated) and which are applicable as of the date of determination.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f).

         "Global Note Legend" means the legend set forth in Section 2.06(j)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" by any Person means, where the context indicates any obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (B) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guarantying" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation, including by acquisition of Restricted Subsidiaries or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Interest" or "interest" as used herein shall mean interest payable on the Notes and shall include Special Interest, if applicable.

         "Initial Notes" means the US$175,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

         "Interest Payment Date" means March 1 and September 1 of each year to Stated Maturity.

         "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars, puts and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business on credit terms made generally available to the customers of such Person. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York, the City of Toronto, or in the City of the Corporate Trust Office of the Trustee are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

                  (1) all legal, title and recording tax expenses, commissions and other fees and expenses (including brokerage fees and commissions) incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

                  (2) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

                  (4) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

          "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Rule 902(k) under the Securities Act.

         "Notes" has the meaning assigned to it in the preamble to this Indenture and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Additional Notes that may be issued under a supplemental indenture and, for all purposes under this Indenture, both the Initial Notes and the Additional Notes shall be treated as a single class.

          "Offering Memorandum" means the offering memorandum of the Company dated February 13, 2004 relating to the sale of the Initial Notes.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at the Holder's address appearing in the Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and the Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the Company's most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

                  (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                  (2)      the Expiration Date and the Purchase Date;

                  (3) the aggregate principal amount of the Outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section requiring the Offer to Purchase) (the "Purchase Amount");

                  (4) the purchase price to be paid by the Company for each US$1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                  (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of US$1,000 principal amount;

                  (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

                  (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                  (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                  (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                  (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of US$1,000 or integral multiples thereof shall be purchased); and

                  (12) that in the case of any Holder whose Notes are purchased only in part, the Company shall execute, and the Trustee Notes shall authenticate and deliver to the Holder of such Note without service charge, a new Note or, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

         Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Offer to Purchase provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Offer to Purchase provisions of this Indenture by virtue of such conflict.

         "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Corporate Controller, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05. The counsel may be an employee of or counsel to the Company, or any Restricted Subsidiary.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

         "Permitted Joint Venture" means any arrangement with another Person or Persons structured as an unincorporated joint venture, partnership, association or limited liability company (i) in which the Company and its Restricted Subsidiaries own at least 25% of the ownership interest thereof and (ii) which engages only in a business of the type conducted by the Company and its Restricted Subsidiaries on the Issue Date or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof.

         "Permitted Liens" means, with respect to any person, any Lien arising by means of:

                  (1) any attachment, judgment, decree or order of any court, so long as such Lien is being contested in good faith and is either adequately bonded or execution thereon has been stayed pending appeal or review and any appropriate legal proceedings which may have been duly initiated for the review of such attachment, judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (2) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith;

                  (3) security for payment of workers' compensation, unemployment insurance, old-age pension and similar benefits;

                  (4) security for the performance of tenders, bids, leases and contracts (other than contracts for the payment of money);

                  (5) deposits to secure public or statutory obligations or in lieu of security or appeal bonds or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business;

                  (6) operation of law in favor of carriers, warehouses, landlords, mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                  (7)      any interest or title of a lessor under any lease;

                  (8)      security for security or appeal bonds;

                  (9) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (10) the ownership by a third party of property leased to the Company or a Restricted Subsidiary;

                  (11) Liens created solely in favor of the Company or a Wholly-Owned Restricted Subsidiary;

                  (12) reservations and exceptions contained in or implied by statute in the original disposition from the Crown, and grants made by the Crown of interests so reserved or excepted;

                  (13) security for payment of trade letters of credit or letters of guarantee incurred in the ordinary course of business; or

                  (14) security given by the Company or any Restricted Subsidiary in the ordinary course of business and consistent with past business practices to a public utility or any municipality or governmental or public authority in connection with operations of the Company or any Restricted Subsidiary other than in connection with indebtedness for borrowed money.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          "Private Placement Legend" means the legend set forth in Section 2.06(j)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to the Securities Act, or applicable Canadian securities laws, excluding any Common Stock of the Company to be issued and sold pursuant to an agreement dated January 26, 2004, between the Company and GMP Securities Ltd.

         "Purchase Money Secured Debt" of any Person means Debt of such Person secured by a Lien on real or personal property of such Person which Debt (i) constitutes all or a part of the purchase price or construction cost of such property or (ii) is Incurred prior to, at the time of or within 270 days after the acquisition or substantial completion of such property for the purpose of financing all or any part of the purchase price or construction cost thereof; provided, however, that (A) the Debt so Incurred does not exceed 100% of the purchase price or construction cost of such property, (B) such Lien does not extend to or cover any property other than such item of property and any improvements on such item, (C) the purchase price or construction cost for such property is or should be included in "addition to property, plant and equipment" in accordance with generally accepted accounting principles and (D) the purchase or construction of such property is not part of any acquisition of a Person or business unit or line of business.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity may sell, convey, grant a security interest in, or otherwise transfer to any other Person, any Securitization Program Assets (whether now existing or arising in the future).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement; provided, however, that a Qualified Securitization Transaction shall not be a Receivables Sale.

         "Record Date" for the interest or Special Interest, if any, payable on any Interest Payment Date means February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes.

         "Registered Exchange Offer" has the meaning described in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend (but without the Private Placement Legend) and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the Outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Payment" means to:

                  (1) declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding (A) any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and (B) in the case of a Restricted Subsidiary, dividends or distributions payable (1) to the Company or a Restricted Subsidiary and (2) to minority shareholders of such Restricted Subsidiary, provided that at least a pro rata amount is paid to the Company and/or a Restricted Subsidiary, as the case may be;

                  (2) purchase, redeem or otherwise acquire or retire for value (A) any Capital Stock of the Company or any Related Person of the Company or (B) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company held by a Person other than the Company or a Restricted Subsidiary;

                  (3) make any Investment in any Person other than an Investment in (1) the Company or a Restricted Subsidiary or (2) a Person that will become or be merged with or into or amalgamated or consolidated with a Restricted Subsidiary as a result of such Investment and which is not subject to any restriction that would prevent such Restricted Subsidiary from repaying such Investment; or

                  (4) redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Notes or the Subsidiary Guarantees.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Securitization Program Assets" means (i) all receivables and inventory which are described as being transferred by the Company or any Restricted Subsidiary of the Company pursuant to documents relating to any Qualified Securitization Transaction, (ii) all Securitization Related Assets, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

         "Securitization Related Assets" means (i) any rights arising under the documentation governing or related to receivables (including rights in respect of Liens securing such receivables and other credit support in respect of such receivables) or to inventory, (ii) any proceeds of such receivables or inventory and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documents relating to such Qualified Securitization Transaction and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable or inventory.

         "Securitization Special Purpose Entity" means a Person (including, without limitation, a Restricted Subsidiary of the Company) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities other than those incidental to such Qualified Securitization Transaction.

         "Shelf Registration Statement" means a Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1 - 02(w) of Regulation S
- X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Interest" has the meaning set forth in Exhibit A.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Debt" means Debt of the Company or a Subsidiary Guarantor as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes or such Subsidiary Guarantee to at least the following extent:

                  (1) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or Interest on the Notes exists;

                  (2) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company, the Subsidiary Guarantor, if applicable, and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and

                  (3) such Debt may not (A) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (B) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to the provisions of Section 4.13 (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions of Section 4.13).

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof or (iii) any other Person not described in clauses (i) and (ii) above in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has a 50% ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof.

         "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of all of the Company's obligations with respect to the Notes.

         "Subsidiary Guarantor" means any Subsidiary of the Company that executes a Subsidiary Guarantee.

         "Tangible Assets" of any Person means, at any date, the gross book value as shown by the accounting books and records of such Person of all its property, both real and personal, less (i) the net book value of all its licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, non-compete agreements or organizational expenses and other like intangibles, (ii) unamortized debt discount and expense, (iii) all reserves for depreciation, obsolescence, depletion and amortization of its properties and
(iv) all other proper reserves which in accordance with generally accepted accounting principles should be provided in connection with the business conducted by such Person; provided, however, that, with respect to the Company and its Restricted Subsidiaries, adjustments following the date of this Indenture to the accounting books and records of the Company and its Subsidiaries in accordance with generally accepted accounting principles resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and (2) any Subsidiary of an Unrestricted Subsidiary.

         "U.S." and "United States" means the United States of America, its territories and possessions, any state of the United states, and the District of Columbia.

         "U.S. Dollar" and "US$" mean United States dollars.

         "$" means Canadian dollars.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly-Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------
"Additional Amounts" ..........................................     4.16

"Change of Control Payment" ...................................     4.13

"Covenant Defeasance" .........................................     8.03

"DTC" .........................................................     2.03

Term                                                          Defined in Section
----                                                          ------------------
"Event of Default" ............................................     6.01

"Excess Proceeds" .............................................     4.11

"Excluded Holder" .............................................     4.16

"First Currency" ..............................................    12.15

"judgment currency" ...........................................    12.14

"Legal Defeasance" ............................................     8.02

"Note Register" ...............................................     2.03

"Offer Amount" ................................................     3.09

"Offer Period" ................................................     3.09

"Other Currency" ..............................................    12.15

"Paying Agent" ................................................     2.03

"Payment Default" .............................................     6.01

"Purchase Date" ...............................................     3.09

"Registrar" ...................................................     2.03

"Repurchase Offer" ............................................     3.09

"Successor Company" ...........................................     5.01

"Taxes" .......................................................     4.16

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)      provisions apply to successive events and transactions;

         (f) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

         (g) unless the context otherwise requires, any reference to an "Article", "Section" or "clause" refers to an Article, Section or clause, as the case may be of this Indenture; and

         (h) the words "herein," "hereof" and "hereunder" and other words of similar import, refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating; Terms.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof.

         (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with this Indenture, this Indenture shall govern and be controlling.

         (c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

         (d) Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 4.11 and Section 4.13. The Notes shall not be redeemable, other than as provided in Article 3.

         Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and provided that the Company's ability to issue Additional Notes shall be subject to the Company's compliance with Section 4.06. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

         (e) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of

Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

         (a) One or more Officers shall execute the Notes on behalf of the Company by manual or facsimile signature.

         (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         (c) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

         (d) The Trustee shall, upon a Company Order authenticate and deliver Notes for original issue in an aggregate principal amount of US$175,000,000 for the Initial Notes and in an aggregate principal amount specified in a Company Order for any Additional Notes issued hereunder.

         (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent for the Notes.

         (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.

         (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         (c) The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred in whole and not in part only to a nominee of the Depositary, or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case, a successor Depositary is not appointed by the Company within 120 days, (ii) the Company is required by law to exchange Global Notes for Definitive Notes and the Company delivers a written notice to the Trustee to such effect, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) to (iii) above, Definitive Notes shall be issued in such names and denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced as provided in Section 2.07 and Section
2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) to (iii) above. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f).

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
         Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note can be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note without any certification.

         (c)      Transfer or Exchange of Beneficial Interests for Definitive
Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the preceding events in 2.06(a)(i) - (iii) and receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(d) thereof and such certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                           (F) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof,

                           (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(c) thereof,

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the preceding events in Section 2.06(a)(i) - (iii) and if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the preceding events in
         Section 2.06(a)(i) - (iii) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certification in item 3(d) thereof and such certificates and Opinion of Counsel required therein by item, if applicable; or

                           (F) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof,

                           (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(c) thereof,

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, in the case of clause (C) above, the appropriate Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in a Restricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Restricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e)      Transfer and Exchange of Definitive Notes for Definitive
Notes.

                  (i) Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

         (f)      Restricted Definitive Notes to Restricted Definitive Notes.

                  (i) Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer shall be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certificates in item (2) thereof; or

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

         (g)      Restricted Definitive Notes to Unrestricted Definitive Notes.

                  (i) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2)      if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         (h) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (i) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that
(x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Definitive Notes accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Registered Exchange Offer, and Exchange Notes issued in connection with the Registered Exchange Offer, shall be treated as a single class of securities under this Indenture.

         (j) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO THE COMPANY (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND
                  (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                           (B)      Notwithstanding the foregoing, any
                  Regulation S Global Note and any other Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Canadian Resale Legend. Any Regulation S Global Note sold in or to a Person in Canada or a Definitive Note sold in or to a Person in Canada (and all Notes issued in exchange therefor or in substitution thereof) shall, if issued before the date that is four months and a day after the date of the original issuance of the Note bear a legend in the following form:

                  "UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE NOTES SHALL NOT TRADE THE NOTES IN OR TO A PERSON IN ANY PROVINCE OR TERRITORY OF CANADA BEFORE, WHICH DATE IS FOUR MONTHS AND A DAY AFTER THE DATE OF ISSUANCE OF THE NOTES."

         (k) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (l)      General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.11,
         4.13 and 9.05).

                  (iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to
         Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and

         Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

                  (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

         (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         (b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         (c)      If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the disposal of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

         (a) If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

         (b) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01 Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to be Redeemed.

         (a) If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         (b) The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$1,000 or whole multiples of US$1,000; no Notes of US$1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

         (a) Subject to Section 3.09, at least 30 days but not more than 60 days before a redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11) the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         (b) The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the redemption date;

                  (ii)     the redemption price;

                  (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (iv)     the name and address of the Paying Agent;

                  (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05 Deposit of Redemption Price.

         (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

         (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after March 1, 2009 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Register, in amounts of US$1,000 or an integral multiple of US$1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on March 1 of the years indicated:

YEAR                                                          PERCENTAGE
2009...................................................        103.188%
2010...................................................        102.125%
2011...................................................        101.063%
2012 and thereafter....................................        100.000%

         (b) The Notes will be subject to redemption prior to March 1, 2007 only in the event that the Company receives net proceeds from the sale of its Common Stock in one or more Public Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem notes in a principal amount of at least US$5.0 million and up to an aggregate amount equal to 35% of the original principal amount of the Notes (including Additional Notes); provided, however, that Notes in an amount equal to at least 65% of the original principal amount of the Notes (including Additional Notes) remain outstanding after each such redemption. Any such redemption must occur on a redemption date within 75 days of the completion of such Public Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Register, in amounts of US$1,000 or an integral multiple of US$1,000, at a redemption price of

106.375% of the principal amount of the Notes plus accrued interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

         (c) Except pursuant to Section 3.07(b) and as described below under Section 3.07(d), the Notes will not be redeemable at the Company's option before March 1, 2009.

         (d) Redemption for Changes in Canadian Withholding Taxes: The Notes will be subject to redemption at the option of the Company, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Notes at the addresses appearing in the Register at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest, to but excluding the redemption date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, a "Taxing Authority"), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date.

         (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase.

         (a) In the event that, pursuant to Sections 4.11 or 4.13 hereof, the Company shall be required to commence an Offer to Purchase, it shall follow the procedures specified below.

         (b) The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.11 or Section 4.13, as applicable, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

         (d) Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

                  (i) that the Offer to Purchase is being made pursuant to this Section 3.09 and Sections 4.11 or 4.13 hereof, as applicable, the length of time the Offer to Purchase shall remain open. If the Offer to Purchase is made pursuant to Section 4.13 such notice shall describe the transaction or transactions that constitute the Change of Control and that all Notes tendered will be accepted for payment;

                  (ii) the Offer Amount, the Asset Disposition Payment or Change of Control Payment, as applicable, and the Purchase Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrete or accrue interest after the Purchase Date; and

                  (v) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date.

         (e) On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (2) deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes, or portions thereof; properly tendered, and (3) shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

         (f) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         (a) The Company shall pay or cause to be paid the principal of, premium, if any, Special Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Restricted Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         (a) The Company shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

Section 4.03 Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, and within 90 days after the end of each fiscal quarter (other than the fourth fiscal quarter) ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

         (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee for the Notes or the holder of any other evidence of Debt of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Company shall as soon as practicable (and, in any event, within 10 days after the Company's knowledge thereof) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event and what action the Company proposes to take thereto.

Section 4.04 Taxes.

         The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05 Stay, Extension and Usury Laws.

         The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Limitation on Debt.

         (a) The Company may not Incur any Debt and may not permit any of its Restricted Subsidiaries to Incur or suffer to exist any Debt, except that the Company and its Subsidiary Guarantors may Incur Debt if, after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1.0;

         (b) Notwithstanding the foregoing limitation, the following Debt may be Incurred:

         (i) Debt Incurred by the Company or any Restricted Subsidiary under Credit Facilities in an aggregate principal amount at any one time outstanding pursuant to this clause (i), which, together with any Debt outstanding under clauses (vi) (including any refinancing thereof under clause 4.06(b)(x)) and clause 4.06(b)(xii), does not exceed the greater of (A) US$250 million or (B) the Borrowing Base of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter for which quarterly or annual financial statements are available;

         (ii) Debt consisting of Guarantees by the Company or any Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary otherwise permitted under this Indenture other than, in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, Debt Incurred pursuant to Section 4.06(a);

         (iii) Debt (other than Debt described in another clause of this Section 4.06) outstanding on the Issue Date;

         (iv) Debt owed by the Company to any Restricted Subsidiary for which fair value has been received or Debt owed by a Restricted Subsidiary to the Company or a Restricted Subsidiary; provided, however, that (A) any such Debt owing by the Company to a Restricted Subsidiary shall be Subordinated Debt evidenced by an inter-company promissory note and (B) upon either (1) the transfer or other disposition by such Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Restricted Subsidiary of the Company or (2) in the case of Debt owed to a Restricted Subsidiary, such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or the date such Subsidiary ceased to be a Restricted Subsidiary;

         (v) Purchase Money Secured Debt and Capital Lease Obligations Incurred by the Company or any Restricted Subsidiary pursuant to this clause (v) in an aggregate principal amount at any one time outstanding not to exceed US$25 million; provided, however, that in the case of any Capital Lease Obligation, the principal amount of such Capital Lease Obligation does not, at the time of Incurrence, exceed the fair market value of the property acquired in connection with such Capital Lease Obligation;

         (vi) Debt Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company, (B) such Person amalgamated, merged or consolidated with or into a Restricted Subsidiary of the Company or
(C) another Restricted Subsidiary of the Company amalgamated, merged or consolidated with or into such Person (in a transaction in which such Person became a Restricted Subsidiary of the Company) and Debt Incurred by such Person or a Restricted Subsidiary in connection with, as a result of, or in anticipation of, such transaction, provided that the amount of Debt at any one time outstanding under this clause (vi) (including any refinancing thereof pursuant to clause 4.06(b)(x)), which, together with any Debt at any one time outstanding under clauses 4.06(b)(i) and (xii), does not exceed the greater of (x) US$250 million and (y) the Borrowing Base of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter for which quarterly or annual financial statements are available after giving effect, on a pro forma basis, to the transactions contemplated by this clause 4.06(b)(vi);

         (vii) Debt Incurred by the Company or any Restricted Subsidiaries consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

         (viii) Debt of the Company evidenced by the Notes (not including any Additional Notes) issued on the Issue Date and the Exchange Notes issued in exchange for such Notes and any Subsidiary Guarantees thereof;

         (ix) Debt (A) in respect of bid, performance, surety or appeal bonds provided in the ordinary course of business, including letters of credit or letters of Guarantee securing obligations of the Company or Restricted Subsidiaries relating to the closure, reclamation or remediation of current or past operations, (B) in respect of letters of credit provided in the ordinary course of business, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company or any of its Restricted Subsidiaries and not exceeding the gross proceeds therefrom, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business or assets of the Company or any of its Restricted Subsidiaries for the purpose of financing such acquisition;

         (x) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, the Notes or outstanding Debt Incurred pursuant to the first paragraph of this Section 4.06, or clauses 4.06(b)(iii), (vi) or (viii) (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, Incurred in connection with such refinancing; provided, however, that (A) Debt, the proceeds of which are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes or a Subsidiary Guarantee shall only be permitted if (1) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes or such Subsidiary Guarantee, the refinancing Debt is made pari passu to the Notes or subordinated to the Notes or such Subsidiary Guarantee, and (2) in the case of any refinancing of Debt which is subordinated to the Notes or such Subsidiary Guarantees, the refinancing Debt constitutes Subordinated Debt; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced, (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under Section 4.11 and Section 4.13, (3) in the case of any refinancing of Debt Incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary or the Company, and (4) in the case of any refinancing of Preferred Stock of a Restricted Subsidiary, such Preferred Stock may be refinanced only with Preferred Stock of a Restricted Subsidiary or the Company;

         (xi) Debt represented by daylight borrowings which are repaid on the same day such Debt is Incurred;

         (xii) Debt Incurred by the Company or a Restricted Subsidiary in connection with any Qualified Securitization Transaction in an aggregate principal amount at any one time outstanding pursuant to this clause 4.06(b)(xii), which, together with any Debt outstanding under clause 4.06(b)(i) and (vi) (including any refinancing thereof under clause 4.06(b)(x)), does not exceed the greater of (A) US$250 million and (B) the Borrowing Base of the Company and its Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal quarter for which quarterly or annual financial statements are available; and

         (xiii) the Incurrence by the Company or any Restricted Subsidiary of Debt (in addition to Debt permitted by any other clause of this Section 4.06) pursuant to this clause 4.06(xiii) in an aggregate principal amount (or accreted value, as applicable) at anytime not to exceed US$75 million.

         (c) For purposes of determining compliance with this Section 4.06, in the event that an item of Debt outstanding or to be Incurred meets the criteria of more than one of the types of Debt described in this Section 4.06, the Company, in its sole discretion, may classify such item of Debt and only be required to include the amount and type of such Debt in accordance with such classification.

Section 4.07 Limitation on Restricted Payments.

         (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, if:

                  (i) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment; or

                  (ii) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal quarter period, the Company could not Incur at least US$1.00 of additional Debt pursuant to Section 4.06(a); or

                  (iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments since December 31, 2003 exceeds the sum of:

                           (A) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since December 31, 2003 through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

                           (B) 100% of the aggregate net cash proceeds received by the Company (including (x) the amount of any dividends reinvested in the Capital Stock of the Company pursuant to a Company's sponsored dividend reinvestment plan and (y) from the sale of any marketable securities or other property received by the Company in exchange for Capital Stock (other than Redeemable Stock) of the Company or as a capital contribution) after the Issue Date from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Company after the Issue Date, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

                           (C) an amount equal to the net reduction in Investments by the Company and its Restricted Subsidiaries subsequent to the date of this Indenture in any Person subject to clause (c) above upon the disposition, liquidation or repayment (including any dividends) thereof or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, but only to the extent such amount is not included in Consolidated Net Income and not to exceed in the case of any one Person the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

         (b) Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or would result therefrom,

                  (i) the Company and any Restricted Subsidiary may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary could have paid such dividend in accordance with the foregoing provisions;

                  (ii) the Company or a Subsidiary Guarantor may refinance any Debt otherwise permitted by clause 4.06(b)(x) or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Redeemable Stock);

                  (iii) the Company may purchase, redeem, acquire or retire any shares of its Capital Stock solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary) of shares of Capital Stock (other than Redeemable Stock) of the Company;

                  (iv) the Company may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under Section 4.11;

                  (v) the Company may redeem its 8% Subordinated Debentures due June 15, 2006 from the proceeds of the sale of the Initial Notes;

                  (vi) the Company may redeem its Class II preferred shares, Series C outstanding on the Issue Date from the proceeds of the sale of the Initial Notes;

                  (vii) the Company may declare and pay dividends in the amount of up to $0.08 per share on its Common Stock per fiscal quarter; provided, that, in the event that the outstanding shares of the Company's Common Stock shall be subdivided, combined or consolidated, by reclassification, stock split or otherwise, into a greater or lesser number of shares of Common Stock, the amount of the dividend that the Company may pay shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately decreased or increased, as appropriate;

                  (viii) the Company or any Restricted Subsidiary may make Investments in Permitted Joint Ventures and Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of (A) US$50 million and (B) 7% of Consolidated Tangible Assets;

                  (ix) the Company or any Restricted Subsidiary may make loans or advances to executive officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or any Restricted Subsidiary, as the case may be, not to exceed US$1 million in the aggregate principal amount outstanding at any one time (plus amounts funded with life insurance proceeds from policies covering such officers and directors);

                  (x) the Company may make certain purchases, redemptions, acquisitions, cancellations or other retirements for a nominal value per right of any rights granted pursuant to any shareholders' rights plan;

                  (xi) the Company may make payments of dividends pursuant to the terms of the Company's Redeemable Stock to the extent such dividends are included in Consolidated Interest Expense;

                  (xii) the Company may make any repurchase of Capital Stock or options to acquire Capital Stock deemed to occur upon the exercise of stock options if such Capital

         Stock or options to acquire Capital Stock represents all or a portion of the exercise price thereof;

                  (xiii) the Company may make Restricted Payments not to exceed US$12.0 million in any four-quarter period, provided that as of the date of such Restricted Payment, after giving pro forma effect to such Restricted Payment, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 3.0 to 1.0 and no Debt would be outstanding under any Credit Facility, excluding letters of credit provided in the ordinary course of business; or

                  (xiv) the Company or any Restricted Subsidiary may make Restricted Payments not to exceed US$20 million in the aggregate after the date of this Indenture.

         (c) Any payment made pursuant to clause 4.07(b)(i) shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to Section 4.07(a) above and the amount of the net proceeds from any exchange, conversion or sale of Capital Stock of the Company pursuant to clauses 4.07(b)(ii) or (iii), to the extent that it is used for the purposes set forth in clause 4.07(b)(ii) or (iii), shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause 4.07(a)(iii)(B).

         (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. Not later than the making of any Restricted Payment, other than a Restricted Payment under clauses 4.07(b)(ii), (iii), (v), (vi), (vii) and (x), which, together with any Restricted Payments not previously reported pursuant to this sentence, exceeds $2.0 million, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with any fairness opinion or appraisal required by this Indenture, and stating that no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing or would result from such Restricted Payment(s).

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (i) pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary of the Company or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

         (ii) make loans or advances to the Company or any other Restricted Subsidiary; or

         (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

         (b) Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

                  (i)      pursuant to any agreement in effect on the Issue
         Date;

                  (ii) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of the Company existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

                  (iii) pursuant to an agreement effecting a renewal, extension, refunding or refinancing of Debt Incurred pursuant to an agreement referred to in clause 4.08(b)(i) or (ii); provided, however, that the provisions contained in such renewal, extension, refunding or refinancing agreement relating to such encumbrance or restriction are not materially less favorable in the aggregate than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

                  (iv) pursuant to this Indenture, the Notes and any Subsidiary Guarantees or any other instrument governing debt securities of the Company Incurred in compliance with Section 4.06 that are no more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Subsidiary Guarantees;

                  (v) in the case of clause 4.08(b)(iii), pursuant to restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement;

                  (vi) in the case of clause 4.08(b)(iii), pursuant to customary nonassignment provisions entered into in the ordinary course of business in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract;

                  (vii) with respect to a Restricted Subsidiary, imposed pursuant to any agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or

                  (viii) which is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

Section 4.09 Limitation on Liens.

         The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure Debt or otherwise, without making, or causing such Restricted Subsidiary to make, effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien for so long as such Lien affects such property or assets. The foregoing restrictions will not apply to Liens in respect of:

         (a)      Liens existing on the date of this Indenture;

         (b)      Permitted Liens;

         (c) Liens on the accounts receivable and inventory of the Company and its Restricted Subsidiaries (and the proceeds thereof) securing the obligations of the Company and its Restricted Subsidiaries;

         (d) Liens on assets or property of a Person (i) existing at the time such Person becomes a Restricted Subsidiary and not Incurred in anticipation of becoming a Restricted Subsidiary or (ii) existing immediately prior to the time such Person is merged with or into or amalgamated or consolidated with the Company or any Restricted Subsidiary of the Company and not incurred in anticipation of such merger, amalgamation or consolidation;

         (e) Liens on assets or property existing immediately prior to the time of acquisition thereof and not Incurred in anticipation of the financing of such acquisition provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary (other than the assets or property acquired);

         (f) any interest or title of a lessor to any property subject to a Capital Lease Obligation which is permitted to be Incurred under this Indenture;

         (g) Liens to secure Debt Incurred to renew, extend, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Debt secured by any Lien permitted under this Indenture so long as such Lien does not extend to or cover any assets or property of the Company or any of its Restricted Subsidiaries not securing the Debt so refinanced, replaced or refunded;

         (h) Liens to secure Debt Incurred in connection with Debt permitted under clause 4.06(b)(i);

         (i) Liens to secure Purchase Money Secured Debt that is permitted to be Incurred under this Indenture;

         (j) Liens to secure Permitted Interest Rate, Currency or Commodity Price Agreements permitted to be Incurred under this Indenture; or

         (k) Liens on any assets of the Company or any Restricted Subsidiary to secure Debt in an aggregate amount not to exceed US$10 million.

Section 4.10 Limitation on Sale-leaseback Transactions.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction, except with a Wholly-Owned Restricted Subsidiary.

         (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions if (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on the property securing the Attributable Debt with respect to such Sale-Leaseback Transaction without also securing the Notes pursuant to Section 4.09, (ii) the value of the consideration to be received by the Company and its Restricted Subsidiaries in connection with such Sale-Leaseback Transaction is at least equal to the fair market value of such properly as determined by the Company's Board of Directors, and (iii) such Sale-Leaseback Transaction otherwise complies with this Indenture, including, if such Sale-Leaseback Transaction constitutes an Asset Disposition, the Company or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition as provided under Section 4.11.

Section 4.11 Limitation on Asset Dispositions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

                  (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; and

                  (ii) at least 70% of the consideration for such disposition consists of (w) cash or readily marketable cash equivalents, (x) the assumption of Debt, trade payables or accrued liabilities of the Company (other than Debt that is subordinated to the Notes) or of such Restricted Subsidiary (other than Debt that is subordinated to a Subsidiary Guarantee, if applicable), as the case may be, relating to such assets and release from all liability on the Debt, trade payables or accrued liabilities assumed, (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or readily marketable cash equivalents, to the extent of the cash or readily marketable cash equivalents received in that conversion or (z) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (z) then outstanding, not to exceed US$10.0 million at the time of receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

         (b) The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by the Company or a Restricted Subsidiary to the extent the Company or a Restricted Subsidiary elects (or is required to by the terms of any Debt) to:

                  (i) repay any Debt of the Company or a Restricted Subsidiary under Credit Facilities or which is secured or Debt of a Restricted Subsidiary other than a Subsidiary Guarantor; or

                  (ii) invest in non-current assets related to the business of the Company and its Restricted Subsidiaries.

         (c) Any Net Available Proceeds from an Asset Disposition not applied in accordance with Section 4.11(b) within 12 months from the date of the receipt of such Net Available Proceeds or that is not committed for investment in non-current assets related to the business of the Company and its Restricted Subsidiaries for which binding contractual commitments have been entered into prior to the end of such 12-month period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Proceeds that ceases to be committed as contemplated above shall also constitute "Excess Proceeds" at the time any such Net Available Proceeds ceases to be so committed; provided, further, however, that the amount of any Net Available Proceeds that continues to be committed for investment as described above that is not reinvested with 24 months from the date of the receipt of such Net Available Proceeds shall also constitute Excess Proceeds.

         (d) When the aggregate amount of Excess Proceeds (including income earned on such Excess Proceeds) exceeds US$25.0 million, the Company will be required to make an Offer to Purchase Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. Following the completion of an Offer to Purchase, the Company may apply any remaining Net Available Proceeds to any other use as determined by the Company which is not otherwise prohibited by this Indenture and the amount of Excess Proceeds will be reset to zero.

         (e) The Company shall deliver an Offer to Purchase pursuant to this Section 4.11 within ten business days after the Company is first obligated to make such Offer to Purchase.

         (f) The provisions described under this Section 4.11 shall not apply to a transaction which is permitted under Section 5.01.

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

Section 4.12 Transactions with Affiliates and Related Persons.

         (a) The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary, than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Related Person and is in the best interests of the Company or such Restricted Subsidiary.

         (b) For any transaction that involves in excess of US$250,000 but less than or equal to US$2 million, the Chief Executive Officer or Chief Operating Officer of the Company shall determine that the transaction satisfies the criteria set out under Section 4.12(a) and shall evidence such a determination by a certificate filed with the Trustee.

         (c) For any transaction that involves in excess of US$2 million, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the criteria set out under Section 4.12(a) and shall evidence such a determination by a Board Resolution filed with the Trustee.

         (d) For any transaction that involves in excess of US$10 million, the Company shall also obtain an opinion from a nationally recognized expert in the United States or Canada with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustee.

         (e)      The requirements of Section 4.12(a)-(d) shall not apply to:

                  (i) any compensation or employment or indemnification arrangement (including stock options) entered into by the Company or any Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (ii)     any customary directors fees;

                  (iii) any metals transactions or financing thereof in the ordinary course of business;

                  (iv) the sale of Capital Stock of the Company (other than Redeemable Stock) to Affiliates;

                  (v)      transactions permitted by Section 4.07; and

                  (vi) transactions with a Person that is an Affiliate of the Company (other than an Unrestricted Subsidiary) that is an Affiliate solely because the Company has, directly or through a Restricted Subsidiary, an equity interest in, or controls, such Person.

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

Section 4.13 Change of Control.

         Within 30 days following any Change of Control, the Company shall make an Offer to Purchase all outstanding Notes on the terms set forth in this Indenture. In the Offer to Purchase, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest on the Notes purchased, to the date of purchase (the "Change of Control Payment").

Section 4.14 Provision of Financial Information.

         (a)      Whether or not the Company is required to be subject to
Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if it were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if it were so required.

         (b)      The Company shall also in any event

                  (i)      within 15 days of each Required Filing Date

                           (A) transmit to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and

                           (B) furnish to the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to be subject to such Sections; and

                  (ii) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

Section 4.15 Unrestricted Subsidiaries.

         (a) The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided in Section 4.15(b), in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

         (b) The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided, however, that either (x) the

Subsidiary to be so designated has total assets of US$1,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least US$1.00 of additional Debt pursuant to Section 4.06(a) and provided, further, that the Company could make a Restricted Payment pursuant to Section
4.07 in an amount equal to the greater of the fair market value or book value of such Subsidiary, and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation, (i) no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, (ii) the Company could Incur at least US$1.00 of additional Debt pursuant to Section 4.06(a) and (iii) all Liens of such Subsidiary outstanding immediately following such designation would, if incurred as a result of such designation, have been permitted to be Incurred for all purposes of this Indenture.

         (c) Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

Section 4.16 Additional Amounts.

         (a) All payments made by the Company or any Subsidiary Guarantor under or with respect to the Notes or any Subsidiary Guarantee will be made free and clear of and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of any Canadian Taxing Authority (hereinafter "Taxes"), unless the Company or any Subsidiary Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount of interest for or on account of Taxes from any payment made under or with respect to the Notes or any Subsidiary Guarantee, the Company or such Subsidiary Guarantor, as the case may be, will pay such additional amounts of interest ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which the Company or such Subsidiary Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to such Taxes by reason of any connection between such Holder and Canada or any province or territory thereof other than the mere holding of Notes or the receipt of payments thereunder, (iii) which failed to duly and timely comply with a timely request of the Company to provide information, documents, certification or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any taxes as to which Additional Amounts would have otherwise been payable to such Holder of Notes but for this clause (iii), (iv) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned the Note directly (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or beneficial owner), or (v) any combination of the foregoing numbered clauses of this proviso. The Company or such Subsidiary Guarantor, as the case may be, shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Subsidiary Guarantor, as the case may be. The Company or such Subsidiary Guarantor, as the case may be, will indemnify and hold harmless each Holder (other than all Excluded Holders) for the amount of (i) any Taxes not withheld or deducted by the Company or such Subsidiary Guarantor and levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or the Subsidiary Guarantees, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clauses (i) or (ii) above.

         (b) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Subsidiary Guarantor is aware that it will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.16 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.17 Payments for Consent.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Corporate Existence.

         Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, that the Company shall

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not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.19 Money for Security Payments to Be Held in Trust.

         (a) If the Company or any of the Restricted Subsidiaries shall at any time act as Paying Agent hereunder, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         (b) Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds of such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest and Special Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and the Company shall promptly notify the Trustee of such action or any failure so to act.

         (c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.19, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest and Special Interest, if any; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment by any Paying Agent to the

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Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest and Special Interest, if any has become due and payable shall be paid to the Company on Company request, unless an abandoned property law designates another person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and at the expense of the Company, cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.20 Maintenance of Properties.

         The Company shall cause all properties owned by the Company or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.20 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such properties if such discontinuance is, as determined by the Company or such Restricted Subsidiary in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.21 Maintenance of Insurance.

         The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured or self-insured by corporations similarly situated and owning like properties in accordance with customary business practices.

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                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidations and Certain Sales and Purchases of Assets.

         The Company may not, in a single transaction or a series of related transactions, amalgamate, consolidate or merge with or into any other Person or permit any other Person to amalgamate, consolidate or merge with or into the Company or directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

         (a) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America, any State thereof, the District of Columbia, Canada or any territory or province thereof and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture;

         (b) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least US$1.00 of additional Debt pursuant to the provisions of this Indenture described under
Section 4.06(a);

         (d) if, as a result of any such transaction, property or assets of the Company would become subject to a Lien prohibited by the provisions of this Indenture described under Section 4.09, the Company or the successor entity to the Company shall have secured the Notes as required by Section 4.09; and

         (e) the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this

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Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) failure to pay principal of (or premium, if any,) on any Note when due (or any Additional Amounts related thereto);

         (b) failure to pay any interest (or any Additional Amounts related thereto) on any Note when due, and any such failure continued for 30 days;

         (c) failure to make an Offer to Purchase as required by Section 4.11, or Default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase made under such covenant when due and payable;

         (d) failure to perform or comply with the provisions described under Section 4.13 and Section 5.01;

         (e) failure to perform any other covenant or agreement of the Company under this Indenture or the Notes continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes;

         (f) the occurrence of a Default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of US$20 million individually or in the aggregate, which default results in the acceleration of the payment of all or any portion of such indebtedness or constitutes the failure to pay all or any portion of such indebtedness when due;

         (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of US$20 million not adequately covered by insurance which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

         (h) a Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or a Subsidiary Guarantor denies that it has any further liability under its Subsidiary

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

Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of the Subsidiary Guarantee in accordance with this Indenture);

         (i) if the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences proceedings to be adjudicated bankrupt or insolvent;

                  (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

                  (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v)      generally is not paying its debts as they become due;
         and

         (j) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries in a proceeding in which the Company or any such Restricted Subsidiary is to be adjudicated bankrupt or insolvent;

                  (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                  (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries;

                  (iv) and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01) shall occur and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may declare the principal of all Notes due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture.

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

         (b)      If an Event of Default specified in clause (i) or (j) of
Section 6.01 occurs and is continuing, then the principal of all the Notes shall become due and payable without any declaration or other act on the part of either Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         (c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (i) the Company or the Subsidiary Guarantors have paid or deposited with the Trustee a sum sufficient to pay;

                  (A)      all overdue interest on all outstanding Notes;

                  (B) all unpaid principal of (and premium, if any, on) any outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes;

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration; and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (ii) no such rescission would conflict with any judgment or decree of a court of competent jurisdiction; and

         (iii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Notwithstanding Section 6.02(c), in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.01(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Debt that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Debt, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Debt or a trustee, fiduciary or agent for such

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

Holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 6.03 Other Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with a Repurchase Offer); provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Special Interest.

Section 6.06 Limitation on Suits.

         Subject to Section 6.07, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

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

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Repurchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy,

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

and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Subsidiary Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Priorities.

         (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  (i) to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

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

                  (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

                  (iii) to the Company or to such party as a court of competent jurisdiction shall direct including a Subsidiary Guarantor, if applicable.

         (b) The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of Section
         7.01(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), and (c).

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

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

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture

         (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11.

Section 7.04 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any

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

money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes and the Trustee shall withhold the notice of any Default under Section 6.01(f) until 30 days after notice under such section is given.

Section 7.06 Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

         (a) The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         (c) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

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

         (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (e) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (i)      the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a custodian or public officer takes charge of the Trustee or its property; or

                  (iv)     the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as

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

Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Appointment of Co-Trustee.

         (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

         (b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every

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covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

         (c) Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

         (d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

         (f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

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Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) rights of registration of transfer and exchange and the right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (c) rights of Holders to receive payment of principal and interest on the Notes, (d) rights, obligations and immunities of the Trustee under this Indenture and (e) rights of the Holders of the Notes as beneficiaries of this Indenture with respect to any property deposited with the Trustee payable to all or any of them. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and its Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.20 and 4.21 and clauses
(b) and (c) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(e), 6.01(f), and 6.01(g) shall not constitute Events of Default.

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

Section 8.04 Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) The Company shall have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Notes on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest, if any, in accordance with the terms of this Indenture and of such Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 3.01 hereof, a notice of its election to redeem all or any portion of such Notes at a future date in accordance with the terms of the Notes and Article Three hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

         (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

         (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

         (d) In the case of an election under Section 8.02 or Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the Holders of outstanding

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

Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance (as the case may be) and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Legal Defeasance or Covenant Defeasance (as the case may be) not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada).

         (e) The Company is not an "insolvent person" within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (f) No Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as clauses (i) and (j) of Section 501(a) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (g) The Company shall have delivered to the Trustee an Opinion of Counsel qualified to practice law in the United States to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

         (h) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or its Restricted Subsidiaries is a party or by which it is bound.

         (i) Notwithstanding any other provisions of this Section 8.04, such Legal Defeasance or Covenant Defeasance (as the case may be) shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 2.01.

         (j) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel qualified to practice law in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under
Section 8.03 (as the case may be) have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         (a) Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Subsidiary Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon

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

in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE 9.
                             MODIFICATION AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 hereof, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to provide for the assumption of the Company's obligations to Holders of Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

         (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that in the good faith opinion of the Board of Directors of the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) does not adversely affect the rights under this Indenture of any such Holder;

         (5)      to add a Subsidiary Guarantor;

         (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (7)      to issue Additional Notes in compliance with Section 4.06.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or

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

interest on the Notes, except a payment default resulting from an acceleration that has been rescinded or arising from a failure to purchase any Note tendered pursuant to an Offer to Purchase) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless in the written opinion of the Trustee's counsel delivered to the Holders, such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         (d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

         (e) Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

                  (ii) reduce the principal amount of, (or the premium) or interest on, any Note;

                  (iii) change the place or currency of payment of principal of (or premium), or interest on, any Note;

                  (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

                  (v) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend this Indenture;

                  (vi) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

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

                  (vii) modify any provisions of this Indenture relating to any Subsidiary Guarantee, the modification and amendment of this Indenture or the waiver of past defaults or covenants, except as otherwise specified; or

                  (viii) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under Section 4.11 and Section 4.13 contained in this Indenture in a manner materially adverse to the Holders thereof.

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding Section 9.08(a), those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05 Notation on or Exchange of Notes.

         (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement

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

or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                   GUARANTEES

Section 10.01 Subsidiary Guarantee.

         (a) Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal, interest, premium and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) The obligations of the Subsidiary Guarantor under its Subsidiary Guarantee are independent of the obligations guaranteed by such Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture against a Subsidiary

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

Guarantor to enforce the Subsidiary Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

         (d) The Subsidiary Guarantor hereby agrees that, in the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce such Subsidiary Guarantor's Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. The Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Subsidiary Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (g) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Subsidiary Guarantees, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the

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

fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Subsidiary Guarantee is attached hereto as Exhibit E.

         (h) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (i) The Subsidiary Guarantees will be general unsecured obligations of the Subsidiary Guarantors and will rank equally with all existing and future unsecured debt of the Subsidiary Guarantors that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantees. The Subsidiary Guarantees will be effectively subordinated to any existing and all future secured debt of the Subsidiary Guarantors to the extent of the assets securing such debt.

         (j) Each payment to be made by a Subsidiary Guarantor in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Subsidiary Guarantor Liability.

         Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States federal or state law or Canadian federal or provincial law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under United States of Canadian law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

Section 10.03 Execution and Delivery of Subsidiary Guarantee.

         (a) To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

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

         (b) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         (c) If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

         (e) In the event that the Company creates or acquires any new Restricted Subsidiaries subsequent to the date of this Indenture, if required by
Section 4.15, the Company shall cause such Restricted Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.15 and this Article 10, to the extent applicable.

Section 10.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         (a) Except as otherwise provided in Section 10.05, the Company may not permit any Subsidiary Guarantor to amalgamate or consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person unless:

                  (i) the other Person is the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction;

                  (ii) (A) either (x) the Subsidiary Guarantor shall be the surviving Person or (y) the entity formed by such amalgamation, consolidation or into which the Subsidiary Guarantor is merged or the Person acquiring the property in such sale or other disposition, expressly assumes the Subsidiary Guarantor's Subsidiary Guarantee and all the obligations of such Subsidiary Guarantor under the Notes, this Indenture and the Subsidiary Guarantee and such Person is organized under the laws of the United States, any state thereof, the District of Columbia or Canada, or any province or territory thereof and (B) immediately after giving effect to the transaction and any related Incurrence of Debt, no Default or Event of Default shall have occurred and be continuing; or

                  (iii) the transaction constitutes a sale or other disposition (including by way of amalgamation, consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to another Subsidiary Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (b) of Section 5.01 would be satisfied and the transaction is otherwise permitted by this Indenture.

         (b) In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee

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

endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c)      Except as set forth in Articles 4 and 5, and notwithstanding
Section 10.04(a) and Section 10.04(b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05 Releases From Subsidiary Guarantees.

         (a) A Subsidiary Guarantor will be automatically and unconditionally released and relieved of any and all of its obligations under its Subsidiary Guarantee upon any of the following:

                  (i) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any Person that is not an Affiliate of the Company, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of Section 4.11.

                  (ii) the repayment in full, release or discharge of all Debt of such Subsidiary Guarantor Incurred pursuant to Section 4.06(a) (including any refinancings thereof) that, pursuant to Section 4.06(a), previously had resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor; and

                  (iii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

         (b)      In each such case set forth in clauses (i), (ii) and (iii) of
Section 10.05(a), prior to release and discharge of such Subsidiary Guarantee, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel qualified in the United States, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

         (c) The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee under this Article 10.

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

         (d) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.06 Subrogation.

         Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.07 Benefits Acknowledged.

         Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

         (a) This Indenture will cease to be of further effect as to all Notes then outstanding except as (i) rights of registration of transfer and exchange and the right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen notes, (iii) rights of Holders to receive payment of principal and interest on the notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them, when:

                  (i)      either

                           (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in

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

                  amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

                  (ii) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

                  (iii) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

                  (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel qualified in the United States, each stating that, as required by Section 12.04, all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

         (b) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to
Section 11.01(a)(ii), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02 Application of Trust Money.

         (a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         (b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium and Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02 Notices.

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Subsidiary Guarantor:

         Russel Metals Inc.
         Suite 210- 1900 Minnesota Court
         Mississauga, Ontario
         Canada, L5N 3C9
         Telecopier No.: (905) 819-7409
         Attention: Chief Financial Officer

         With a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Royal Bank Plaza
         222 Bay Street
         Suite 1750, P.O. Box 250
         Toronto, Canada
         M5K 1J5
         Telecopier No.: (416) 777-4747
         Attention: Christopher Morgan

         If to the Trustee:

         U.S. Bank National Association
         535 Griswold, Suite 550
         Detroit, Michigan 48226
         Telecopier No.: (313) 963-9428
         Attention:  Corporate Trust Administration

         The Company, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

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

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

         (a) Upon any request or application by the Company or any of the Restricted Subsidiaries to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.03 or TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers Certificate as to matters of fact); and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Trustees, Employees, Shareholders, Partners and Principals.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09 Waiver of Jury Trial.

         EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

         All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 12.13 Agent for Service; Submission to Jurisdiction; Waiver of
Immunities.

         By the execution and delivery of this Indenture, the Company and each of the non-U.S. Subsidiary Guarantors (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed FIL (US) Inc., c/o CT Corporation System, Suite 300, 801 West Tenth Street, Anchorage, Alaska 79801, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes, the Subsidiary Guarantees or this Indenture that may be instituted in any U.S. federal or state court located in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that FIL
(US) Inc. has accepted such designation, (ii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, and (iii) agrees that service of process upon FIL (US) Inc. and written notice of said service to it (mailed or delivered to its Chief Financial Officer at its principal office in Mississauga, Ontario as specified in Section 12.02), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as this Indenture shall be in full force and effect.

         To the extent that any of the Company or the Subsidiary Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Subsidiary Guarantors hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

Section 12.14 Conversion of Currency.

         (a)      (i)      If for the purpose of obtaining judgment in, or
enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine). (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. dollars originally due.

         (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes, Subsidiary Guarantees or this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. dollars due or contingently due under the Notes, Subsidiary Guarantees or this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this clause (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

         (c) The obligations contained in clauses 12.14(a)(ii) and (b) shall constitute separate and independent obligations of the Company from its other obligations under the Notes, Subsidiary Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under clause 12.14(b)) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company, the Subsidiary Guarantors or the liquidator or otherwise. In the case of clause 12.14(b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

         (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination for purchases of U.S. dollars with the judgment currency other than U.S. dollars referred to in Clauses (a) and (b) above and includes any premiums and costs of exchange payable.

         (e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.14.

Section 12.15 Currency Equivalent.

         Except as provided in Section 12.14, for purposes of the construction of the terms of this Indenture or of the Notes and Subsidiary Guarantees, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination.

Section 12.16 Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.17 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.18 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

                                RUSSEL METALS INC.

                                BY: /S/ BRIAN R. HEDGES
                                    --------------------------------------------
                                    NAME: BRIAN R. HEDGES
                                    TITLE: EXECUTIVE VICE PRESIDENT & CFO

                                BY: /S/ MARION E. BRITTON
                                    --------------------------------------------
                                    NAME: MARION E. BRITTON
                                    TITLE: VICE PRESIDENT & CONTROLLER

                                U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

                                BY: /S/ JAMES KOWALSKI
                                    --------------------------------------------
                                    NAME: JAMES KOWALSKI
                                    TITLE: VICE PRESIDENT

                                                                       EXHIBIT A

                                 [Face of Note]

          [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

      [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         [Insert Canadian Resale Legend, if applicable pursuant to the provisions of the Indenture]

                                               Rule 144A Note CUSIP: 781903 AF 6
                                            Regulation S Note CUSIP: C81175 AA 6

                      6-3/8% Senior Notes due March 1, 2014

No. ___                                                          US$____________

                               RUSSEL METALS INC.

promises to pay to _____________________________ or registered assigns,

the principal sum of ___________________________________________________________

                  Dollars on March 1, 2014.

                  Interest Payment Dates: March 1 and September 1

                  Record Dates: February 15 and August 15

         IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

                  Dated:

                                     RUSSEL METALS INC.

                                     BY: _____________________________________
                                         NAME:
                                         TITLE:

                                     BY: ______________________________________
                                         NAME:
                                         TITLE:

This is one of the Notes referred to in the within-mentioned Indenture:

                                     U.S. BANK NATIONAL
                                     ASSOCIATION, AS TRUSTEE

                                     BY: ______________________________________
                                               Authorized Signatory

                                 [Back of Note]
                      6-3/8% Senior Notes due March 1, 2014

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Russel Metals Inc., a corporation existing under the laws of Canada (the "Company"), promises to pay interest on the principal amount of this Note at 6.375% per annum from September 1, 2004 until maturity. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year divided by 360.

         2. SPECIAL INTEREST. The Holder is entitled to the benefits of the Registration Rights referred to below. In the event that (a) the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 90th calendar day following the date of the Indenture, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day following the date of the Indenture, (c) the Exchange Offer (as defined in the Registration Rights Agreement) is not consummated on or prior to the 225th day following the date of the Indenture, (d) if on or prior to the 60th day following the date the obligation to file the Shelf Registration Statement (as defined in the Registration Rights Agreement) arises, the Shelf Registration Statement has not filed with the Commission, (e) on or prior to the 150th day following the date the obligation to file the Shelf Registration Statement arises, the Shelf Registration Statement has not been declared effective, or (f) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Notes or Exchange Notes (each event referred to in clauses (a) through (f) above, a "Registration Deadline Event"), then the Company will be required to pay additional interest ("Special Interest") in cash on March 1 and September 1 of each year, commencing on the first such date following any Registration Deadline Event, at a rate per annum equal to 0.25% of the principal amount of the Notes (determined daily) with respect to the first 90-day period following such Registration Deadline Event. Such amount of Special Interest shall increase by an additional 0.25% per annum to a maximum of 1.00% per annum for each subsequent 90-day period until such Registration Deadline Event has been cured. Upon the cure of any Registration Deadline Event, Special Interest with respect to such event shall cease to accrue from the date of the filing, effectiveness or consummation that cured such event, as the case may be, if the Company is otherwise in compliance with this paragraph. However, if, after any such Special Interest ceases to accrue, a different Registration Deadline Event occurs, Special Interest will again accrue as described.

         3. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         4. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of the Restricted Subsidiaries may act in any such capacity.

         5. INDENTURE. The Company issued the Notes under an Indenture dated as of February 20, 2004 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         6. OPTIONAL REDEMPTION.

         (a) The Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after March 1, 2009 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Register, in amounts of US$1,000 or an integral multiple of US$1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on March 1 of the years indicated:

                                                                       EXHIBIT A

YEAR                                                          PERCENTAGE
2009...................................................        103.188%
2010...................................................        102.125%
2011...................................................        101.063%
2012 and thereafter....................................        100.000%

         (b) The Notes will be subject to redemption prior to March 1, 2007 only in the event that the Company receives net proceeds from the sale of its Common Stock in one or more Public Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem notes in a principal amount of at least US$5.0 million and up to an aggregate amount equal to 35% of the original principal amount of the Notes (including Additional Notes); provided, however, that Notes in an amount equal to at least 65% of the original principal amount of the Notes (including Additional Notes) remain outstanding after each such redemption. Any such redemption must occur on a redemption date within 75 days of the completion of such Public Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Register, in amounts of US$1,000 or an integral multiple of US$1,000, at a redemption price of 106.375% of the principal amount of the Notes plus accrued interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

         (c) Except pursuant to the preceding paragraph and as described below under clause (d) hereof, the Notes will not be redeemable at the Company's option before March 1, 2009.

         (d) The Notes will be subject to redemption at the option of the Company, as a whole but not in part, at any time upon not fewer than 30 nor more than 60 days' notice mailed to each Holder of Notes at the addresses appearing in the Register at a redemption price equal to 100% of the principal amount of the Notes plus accrued interest, to but excluding the redemption date if the Company has become or would become obligated to pay on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, a "Taxing Authority"), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date.

         7. MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                                                       EXHIBIT A

         8. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer to Purchase shall be made in accordance with Section 3.09 and Section 4.13 of the Indenture.

         (b) If the Company or any of its Restricted Subsidiaries consummates an Asset Disposition, within five days of each date on which the aggregate amount of Excess Proceeds exceeds US$10.0 million, the Company shall commence an offer (an "Offer to Purchase") to all Holders of Notes and all Holders of other Debt that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Debt tendered pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Debt tendered pursuant to an Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Offer to Purchase from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         9. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange

                                                                       EXHIBIT A

or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. MODIFICATION AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived (other than a Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add a Subsidiary Guarantor, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Special Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest, if any, on, or the principal of, or premium, if any, on the Notes.

         13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

         14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 20, 2004, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement"), including the right to receive Special Interest (as defined in the Registration Rights Agreement).

         15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

         16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Russel Metals Inc.
Suite 210- 1900 Minnesota Court
Mississauga, Ontario
Canada, L5N 3C9
Telecopier No.: (905) 819-7409
Attention: Assistant Secretary

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                              (Insert assignee's legal name)
________________________________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

                                     YOUR SIGNATURE_____________________________

                                             (Sign exactly as your name appears
                                                 on the face of this Note)

Signature Guarantee*:_________________________________________

                  * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.13 of the Indenture, check the appropriate box below:

         [ ] Section 4.11                         [ ] Section 4.13

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

                               US$_______________

Date:______________________

                                   YOUR SIGNATURE:______________________________

                                          (Sign exactly as your name appears on
                                                   the face of this Note)

                                   TAX IDENTIFICATION NO.:______________________

Signature Guarantee*:  _________________________

                  * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                      Principal Amount of       Signature of
                       Amount of decrease    Amount of increase in     this Global Note      authorized officer
                       in Principal Amount    Principal Amount of       following such       of Trustee or Note
Date of Exchange       of this Global Note      this Global Note     decrease or increase         Custodian
----------------       -------------------   ----------------------  --------------------    ------------------

-------------------------

*This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Russel Metals Inc.
Suite 210- 1900 Minnesota Court
Mississauga, Ontario
Canada, L5N 3C9
Telecopier No.: (905) 819-7409
Attention: Chief Financial Officer

U.S. Bank National Association
535 Griswold, Suite 550
Detroit, MI 48226
Telecopier No.: (313) 963-9428
Attention: Corporate Trust Administration

         Re:      6-3/8% Senior Notes due March 1, 2014

         Reference is hereby made to the Indenture, dated as of February 20, 2004 (the "Indenture"), among Russel Metals Inc., a corporation existing under the laws of Canada and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$ __________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of

Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                 [INSERT NAME OF TRANSFEROR]

                                                 BY: ___________________________
                                                     NAME:
                                                     TITLE:

         Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

5. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

(a) [ ] a beneficial interest in the:

         (i)      [ ] 144A Global Note (CUSIP _________), or

         (ii)     [ ] Regulation S Global Note (CUSIP _________), or

(b) [ ] a Restricted Definitive Note.

6. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

(a) [ ] a beneficial interest in the:

         (i)      [ ] 144A Global Note (CUSIP _________), or

         (ii)     [ ] Regulation S Global Note (CUSIP _________), or

         (iii)    [ ] Unrestricted Global Note (CUSIP _________); or

(b) [ ] a Restricted Definitive Note; or

(c) [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Russel Metals Inc.
Suite 210- 1900 Minnesota Court
Mississauga, Ontario
Canada, L5N 3C9
Telecopier No.: (905) 819-7409
Attention: Chief Financial Officer

U.S. Bank National Association
535 Griswold, Suite 550
Detroit, MI 48226
Telecopier No.: (313) 963-9428
Attention: Corporate Trust Administration

         Re:      6-3/8% Senior Notes due March 1, 2014

         Reference is hereby made to the Indenture, dated as of February 20, 2004 (the "Indenture"), among Russel Metals Inc., a corporation existing under the laws of Canada and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _______________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$ ________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act,
         (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange for a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated __________________.

                                            [INSERT NAME OF TRANSFEROR]

                                            BY: ________________________________
                                                NAME:
                                                TITLE:

DATE: __________________________________________________________________________
   _____________________________________________________________________________

                                                                       EXHIBIT D

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Russel Metals Inc.
Suite 210- 1900 Minnesota Court
Mississauga, Ontario
Canada, L5N 3C9
Telecopier No.: (905) 819-7409
Attention: Chief Financial Officer

U.S. Bank National Association
535 Griswold, Suite 550
Detroit, MI 48226
Telecopier No.: (313) 963-9428
Attention: Corporate Trust Administration

         Re:      6-3/8% Senior Notes due March 1, 2014

         Reference is hereby made to the Indenture, dated as of February 20, 2004 (the "Indenture"), among Russel Metals Inc., a corporation existing under the laws of Canada and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of US$ _____________ aggregate principal amount of:

         a)       [ ] a beneficial interest in a Global Note, or

         b)       [ ] a Definitive Note,

         we confirm that:

         1) We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3) We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4) We are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5) We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            [INSERT NAME OF ACCREDITED INVESTOR]

                                            BY: ________________________________
                                                NAME:
                                                TITLE:

Dated:  _______________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture dated as of February 20, 2004 (the "Indenture") among Russel Metals Inc., a corporation existing under the laws of Canada and U.S. Bank National Association, as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUBSIDIARY GUARANTEE.

                                         [NAME OF SUBSIDIARY GUARANTOR(S)]

                                         BY: ______________________________
                                             NAME:
                                             TITLE:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
              TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________, among ___________ (the "Subsidiary Guarantor"), a subsidiary of Russel Metals Inc.,a corporation existing under the laws of Canada (the "Company"), the Company, and U.S. Bank National Association, as Trustee under this Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 20, 2004 providing for the issuance of an unlimited aggregate principal amount of Senior Notes due March 1, 2014 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1) CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2) AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

                  (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The obligations of the Subsidiary Guarantor under the Subsidiary Guarantee are independent of the obligations guaranteed by such Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in the Indenture, against a Subsidiary Guarantor to enforce the Subsidiary Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  (d) In the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Subsidiary Guarantor to enforce the Subsidiary Guarantee without first proceeding against the Company or any other Subsidiary Guarantor. If, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Subsidiary Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  (e) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (f) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Subsidiary Guarantor accepts all obligations of a Subsidiary Guarantor under the Indenture.

                  (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (h) The Subsidiary Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (i) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

                  (j) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (k) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Subsidiary Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

                  (l) The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Subsidiary Guarantees, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Subsidiary Guarantee is attached to the Indenture as Exhibit E.

                  (m) In case any provision of the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (n) The Subsidiary Guarantees shall be general unsecured obligations of the Subsidiary Guarantors and shall rank equally with all existing and future unsecured debt of the Subsidiary Guarantors that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantees. The Subsidiary Guarantees will be effectively subordinated to any existing and all future secured debt of the Subsidiary Guarantors to the extent of the assets securing such debt.

                  (o) Each payment to be made by the Subsidiary Guarantor in respect of the Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         3) EXECUTION AND DELIVERY. Each Subsidiary Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4)       SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

         (a) Except as otherwise provided in Section 10.05 of the Indenture, the Company shall not permit any Subsidiary Guarantor to amalgamate or consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person unless:

                  (1) the other Person is the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction;

                  (2) (i) either (x) the Subsidiary Guarantor shall be the surviving Person or (y) the entity formed by such amalgamation, consolidation or into which the Subsidiary Guarantor is merged or the Person acquiring the property in such sale or other disposition, expressly assumes the Subsidiary Guarantor's Subsidiary Guarantee and all the obligations of such Subsidiary Guarantor under the Notes, this Indenture and the Subsidiary Guarantee and such Person is organized under the laws of the United States, any state thereof, the District of Columbia or Canada, or any province or territory thereof and (ii) immediately after giving effect to the transaction and any related Incurrence of Debt, no Default or Event of Default shall have occurred and be continuing; or

                  (3) the transaction constitutes a sale or other disposition (including by way of amalgamation, consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to another Subsidiary Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (b) of Section 5.01 would be satisfied and the transaction is otherwise permitted by this Indenture.

         (b) In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Guaranteeing with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

         5)       RELEASES.

     a) A Subsidiary Guarantor will be automatically and unconditionally released and relieved of any and all of its obligations under its Subsidiary Guarantee upon any of the following:

                  (i) in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all the Capital Stock of any Subsidiary Guarantor to any Person that is not an Affiliate of the Issuer, such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of Section 4.11 of the Indenture.

                  (ii) the repayment in full, release or discharge of all Debt of such Subsidiary Guarantor Incurred pursuant to Section 4.06(a) of the Indenture (including any refinancings thereof) that, pursuant to
         Section 4.06(a) of the Indenture, previously had resulted in the creation of the Subsidiary Guarantee of such Subsidiary Guarantor; and

                  (iii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

         (d)      In each such case set forth in clauses (i), (ii) and (iii) of
Section 5(a) hereof, prior to release and discharge of such Subsidiary Guarantee, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel qualified in the United States, each stating that, as required by Section 12.04 of the Indenture, all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

         (e) The Trustee shall execute any documents reasonably requested by either the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee under Article 10 of the Indenture.

         (f) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in Article 10 of the Indenture.

         6) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         7) THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

         8) COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10) THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantor and the Company.

         11) SUBROGATION. Each Subsidiary Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by the Subsidiary Guarantor pursuant to the provisions of Section 2; provided, however, that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

         12) BENEFITS ACKNOWLEDGED. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplement Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

         13) SUCCESSORS. All agreements of the Subsidiary Guarantor in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

         Dated:

                                   RUSSEL METALS INC.

                                   BY: _______________________________
                                       NAME:
                                       TITLE:

                                   BY: _______________________________
                                       NAME:
                                       TITLE:

                                   [SUBSIDIARY GUARANTOR]

                                   BY: _______________________________
                                       NAME:
                                       TITLE:

                                   U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

                                   BY: _______________________________
                                             AUTHORIZED SIGNATORY

ARTICLE 1.            DEFINITIONS AND INCORPORATION BY REFERENCE................................................      1

         Section 1.01          Definitions......................................................................      1
         Section 1.02          Other Definitions................................................................     22
         Section 1.03          Incorporation by Reference of Trust Indenture Act................................     24
         Section 1.04          Rules of Construction............................................................     24
ARTICLE 2.            THE NOTES.................................................................................     25
         Section 2.01          Form and Dating; Terms...........................................................     26
         Section 2.02          Execution and Authentication.....................................................     26
         Section 2.03          Registrar and Paying Agent for the Notes.........................................     27
         Section 2.04          Paying Agent to Hold Money in Trust..............................................     27
         Section 2.05          Holder Lists.....................................................................     27
         Section 2.06          Transfer and Exchange............................................................     28
         Section 2.07          Replacement Notes................................................................     39
         Section 2.08          Outstanding Notes................................................................     40
         Section 2.09          Treasury Notes...................................................................     40
         Section 2.10          Temporary Notes..................................................................     40
         Section 2.11          Cancellation.....................................................................     41
         Section 2.12          Defaulted Interest...............................................................     41
ARTICLE 3.            REDEMPTION................................................................................     42
         Section 3.01          Notices to Trustee...............................................................     42
         Section 3.02          Selection of Notes to be Redeemed................................................     42
         Section 3.03          Notice of Redemption.............................................................     42
         Section 3.04          Effect of Notice of Redemption...................................................     43
         Section 3.05          Deposit of Redemption Price......................................................     43
         Section 3.06          Notes Redeemed in Part...........................................................     44
         Section 3.07          Optional Redemption..............................................................     44
         Section 3.08          Mandatory Redemption.............................................................     45
         Section 3.09          Offer to Purchase................................................................     45
ARTICLE 4.            COVENANTS.................................................................................     47
         Section 4.01          Payment of Notes.................................................................     47
         Section 4.02          Maintenance of Office or Agency..................................................     47
         Section 4.03          Compliance Certificate...........................................................     48
         Section 4.04          Taxes............................................................................     48

         Section 4.05          Stay, Extension and Usury Laws...................................................     48
         Section 4.06          Limitation on Debt...............................................................     49
         Section 4.07          Limitation on Restricted Payments................................................     51
         Section 4.08          Limitation on Dividend and Other Payment Restrictions Affecting
                               Restricted Subsidiaries..........................................................     55
         Section 4.09          Limitation on Liens..............................................................     56
         Section 4.10          Limitation on Sale-Leaseback Transactions........................................     58
         Section 4.11          Limitation on Asset Dispositions.................................................     58
         Section 4.12          Transactions with Affiliates and Related Persons.................................     60
         Section 4.13          Change of Control................................................................     61
         Section 4.14          Provision of Financial Information...............................................     61
         Section 4.15          Unrestricted Subsidiaries........................................................     62
         Section 4.16          Additional Amounts...............................................................     63
         Section 4.17          Payments for Consent.............................................................     64
         Section 4.18          Corporate Existence..............................................................     64
         Section 4.19          Money for Security Payments to Be Held in Trust..................................     65
         Section 4.20          Maintenance of Properties........................................................     66
         Section 4.21          Maintenance of Insurance.........................................................     66
ARTICLE 5.            SUCCESSORS................................................................................     66
         Section 5.01          Merger, Consolidations and Certain Sales and Purchases of Assets.................     66
         Section 5.02          Successor Corporation Substituted................................................     67
ARTICLE 6.            DEFAULTS AND REMEDIES.....................................................................     68
         Section 6.01          Events of Default................................................................     68
         Section 6.02          Acceleration.....................................................................     69
         Section 6.03          Other Remedies...................................................................     70
         Section 6.04          Waiver of Past Defaults..........................................................     70
         Section 6.05          Control by Majority..............................................................     71
         Section 6.06          Limitation on Suits..............................................................     71
         Section 6.07          Rights of Holders of Notes to Receive Payment....................................     71
         Section 6.08          Collection Suit by Trustee.......................................................     71
         Section 6.09          Restoration of Rights and Remedies...............................................     72
         Section 6.10          Rights and Remedies Cumulative...................................................     72

         Section 6.11          Delay or Omission Not Waiver.....................................................     72
         Section 6.12          Trustee May File Proofs of Claim.................................................     72
         Section 6.13          Priorities.......................................................................     73
         Section 6.14          Undertaking for Costs............................................................     73
ARTICLE 7.            TRUSTEE...................................................................................     73
         Section 7.01          Duties of Trustee................................................................     73
         Section 7.02          Rights of Trustee................................................................     75
         Section 7.03          Individual Rights of Trustee.....................................................     76
         Section 7.04          Trustee's Disclaimer.............................................................     76
         Section 7.05          Notice of Defaults...............................................................     76
         Section 7.06          Reports by Trustee to Holders of the Notes.......................................     76
         Section 7.07          Compensation and Indemnity.......................................................     77
         Section 7.08          Replacement of Trustee...........................................................     77
         Section 7.09          Successor Trustee by Merger, etc.................................................     78
         Section 7.10          Eligibility; Disqualification....................................................     78
         Section 7.11          Preferential Collection of Claims Against Company................................     78
         Section 7.12          Appointment of Co-Trustee........................................................     79
ARTICLE 8.            LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................     80
         Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.........................     80
         Section 8.02          Legal Defeasance and Discharge...................................................     80
         Section 8.03          Covenant Defeasance..............................................................     80
         Section 8.04          Conditions to Legal or Covenant Defeasance.......................................     81
         Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other
                               Miscellaneous Provisions.........................................................     82
         Section 8.06          Repayment to Company.............................................................     83
         Section 8.07          Reinstatement....................................................................     83
ARTICLE 9.            MODIFICATION AND WAIVER...................................................................     84
         Section 9.01          Without Consent of Holders of Notes..............................................     84
         Section 9.02          With Consent of Holders of Notes.................................................     84
         Section 9.03          Compliance with Trust Indenture Act..............................................     86
         Section 9.04          Revocation and Effect of Consents................................................     86
         Section 9.05          Notation on or Exchange of Notes.................................................     86

         Section 9.06          Trustee to Sign Amendments, etc..................................................     86

ARTICLE 10.           GUARANTEES................................................................................     87

         Section 10.01         Subsidiary Guarantee.............................................................     87
         Section 10.02         Limitation on Subsidiary Guarantor Liability.....................................     89
         Section 10.03         Execution and Delivery of Subsidiary Guarantee...................................     89
         Section 10.04         Subsidiary Guarantors May Consolidate, etc., on Certain Terms....................     90
         Section 10.05         Releases From Subsidiary Guarantees..............................................     91
         Section 10.06         Subrogation......................................................................     91
         Section 10.07         Benefits Acknowledged............................................................     91
ARTICLE 11.           SATISFACTION AND DISCHARGE................................................................     92
         Section 11.01         Satisfaction and Discharge.......................................................     92
         Section 11.02         Application of Trust Money.......................................................     92
ARTICLE 12.           MISCELLANEOUS.............................................................................     92
         Section 12.01         Trust Indenture Act Controls.....................................................     92
         Section 12.02         Notices..........................................................................     93
         Section 12.03         Communication by Holders of Notes with Other Holders of Notes....................     94
         Section 12.04         Certificate and Opinion as to Conditions Precedent...............................     94
         Section 12.05         Statements Required in Certificate or Opinion....................................     94
         Section 12.06         Rules by Trustee and Agents......................................................     95
         Section 12.07         No Personal Liability of Directors, Officers, Trustees, Employees,
                               Shareholders, Partners and Principals............................................     95
         Section 12.08         Governing Law....................................................................     95
         Section 12.09         Waiver of Jury Trial.............................................................     95
         Section 12.10         Force Majeure....................................................................     95
         Section 12.11         No Adverse Interpretation of Other Agreements....................................     95
         Section 12.12         Successors.......................................................................     96
         Section 12.13         Agent for Service; Submission to Jurisdiction; Waiver of Immunities..............     96
         Section 12.14         Conversion of Currency...........................................................     96
         Section 12.15         Currency Equivalent..............................................................     97
         Section 12.16         Severability.....................................................................     98
         Section 12.17         Counterpart Originals............................................................     98

         Section 12.18         Table of Contents, Headings, etc.................................................     98

Exhibit A         Form of Global Note
Exhibit B         Form of Certificate of Transfer
Exhibit C         Form of Certificate of Exchange
Exhibit D         Form of Certificate From Acquiring Institutional
                  Accredited Investor
Exhibit E         Form of Notation of Subsidiary Guarantor
Exhibit F         Form of Supplemental Indenture to be Delivered by
                  Subsequent Subsidiary Guarantors